EXHIBIT 99.3

   1                       BEFORE THE STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
   2                          SECURITIES DIVISION

   3
                IN   THE MATTER OF:
   4
                Robert A. Barcelon
   5            SS   ####-##-####     )                          ORDER
                                      )
   6                                  )                         (Waiver)
   7                                  )                  File No. S02-2
                                                                 -----

   8

   9                     TO:      Robert Barcelon
                                  COMMERCIAL EVALUATIONS, INC.
  10                              2320 Paseo Del Prado
                                  Building B, Suite 206
  11                              Las Vegas, NV 89102

  12            Please be advised that the ADMINISTRATOR hereby issues an

  13            ORDER waiving the USASLE (Series 63) examination requirement

  14            in Nevada, for Robert A. Barcelon, pursuant to the authority

  15            of the Administrator to waive, such requirement under NRS

  16            90.370.3. This ORDER is based upon the representations

  17            contained in Petitioner's letter of Januray 3, 2002, to the

  18            Division, signed by Robert A. Barcelon, showing good

  19            cause therein.

  20
                This ORDER is issued pursuant to a finding by the
  21
                ADMINISTRATOR that this ORDER serves the public interest.
  22

  23                     Dated this l6th day of January 2002
                                                -------

  24
                BY ORDER OF THE ADMINISTRATOR:
  25

  26            /s/

  27            Charles E. Moore
                Administrator
  28